                                                                 Exhibit 23(b)

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Questron Technology, Inc. for the registration of 2,341,214 shares of its common stock and to the incorporation by reference therein of our report dated March 15, 2000, with respect to the consolidated financial statements and schedules of Questron Technology, Inc. at December 31, 1999 and 1998 and for the years then ended included in its Annual Report (Form 10-K) for the year ended December 31, 1999.

ERNST & YOUNG LLP

New York, New York
April 19, 2000


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